Exhibit 10.14

Qingdao Jiajia Office Lease Contract
(Translation)

Lessor: Xinhuajin Group Qingdao Jindi Industry Co., Ltd.
Lessee: Shandong Jiajia International Freight & Forwarding Co., Ltd.

Article 1.  Property location

The property is located at Golden Plaza North Building Suite 609, 20 Middle Hongkong Road, Qingdao, China. The office has 170 square meters.

Articles 2.  Lease Term

The lease contract shall be effective for two years, commencing on May 10, 2012 and ending on May 9, 2014.

Articles 3. Rent and Payment

The annual rent of first year is RMB 155,124, including property management fee RMB77, 562. The annual rent for the 2nd year is RMB 161,328, including management fee RMB 80,664.

Article 4. Property Maintenance

The lessor is responsible for property maintenance. The maintenance projects should not interrupt the normal operation of the lessee. Both parties negotiate the timeline and working plan of the maintenance projects. The lessee should cooperate with the lessor in implementing maintenance working plan. If the maintenance projects are carried out beyond the fields agreed-on and cause damages on the lessee, the lessor should compensate the lessee for the loss.

Article 5..Utilities

Party A shall afford the utility fees during the rent period.

Article 6.  Rights and Obligations of Both Parties

1.	If the lessor transfer the property to the third party, the agreement shall be binding to the lessee and the third party.
2.	The lessor shall inform the lessee 3 months earlier before selling the property, and the lessee has the priority to purchase the property at the same term.
3.	The lessee shall not sublease the property without the lessor’s consent.

Article 7. Responsibilities of Breaching of the Lease

If one party breaches the lease, the party should compensate the counterpart according to the terms of the lease, including but not limited to the monetary loss of the counterpart and the expenses associated with the exercise of the right such as transportation cost, attorney fees, and appraisal fees, etc.
For any breach, the default party shall pay 3% of the total rent as the penalty to the other Party.

Article 8. Force Majeure and Other Unpredictable Consequences:

If both parties are not able to implement this contract due to force majeure or other unpredictable factors, the lease automatically terminates and either party is not responsible for the loss of the counterpart.

Article 9.Dispute Resolution

1. All disputes between the Lessor and Lessee shall be settled by negotiation, if can not be resolved through negotiation, either party can bring a lawsuit to the Shinan District Court of Qingdao City.

Article 10. Others

Article 11. This contract applies to People’s Republic of China Contract Law and related judicial interpretation.

Article 12. This contract has two original copies. Each party holds two original copies respectively. All the original copies have the same legal validity.

Lessor: Seal

Lessee: /s/ Liu